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                                                                    EXHIBIT 4.14


                             AMENDMENT NO. 2 TO THE
                      TRANSFER AND ADMINISTRATION AGREEMENT


            AMENDMENT NO. 2 (this "Amendment"), dated as of December 15, 1999 to the TRANSFER AND ADMINISTRATION AGREEMENT (as amended by Amendment No. 1, dated September 15, 1999, the "Agreement"), dated as of June 18, 1999, by and among KCH FUNDING, L.L.C., a Delaware limited liability company, as transferor (in such capacity, the "Transferor"), UNOVA, INC., a Delaware corporation, as the parent of the Transferor (in such capacity, the "Parent") and as servicer (in such capacity, the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), BANK OF AMERICA N.A., a national banking association ("Bank of America"), as Lead Arranger, as agent for the Company and the Bank Investors (in such capacity, the "Agent"), as Administrative Agent and as a Bank Investor.

                             PRELIMINARY STATEMENTS

            WHEREAS, the parties hereto have entered into the Agreement whereby the Transferor may convey, transfer, and assign from time to time undivided interests in certain accounts receivable, and the Company may, and the Bank Investors, if requested, shall accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of the Agreement; and

            WHEREAS, the parties to the Agreement desire to make a certain amendments to the Agreement.

            NOW, THEREFORE, the parties hereby agree as follows:

            1. Definitions. Except as otherwise stated herein, capitalized terms not defined herein shall have the respective meanings assigned to them in the Agreement.

            2. Amendments to the Agreement.

                (a) Section 1.1 of the Agreement is hereby amended by amending the definition of "Originator Subsidiaries" to read in its entirety as follows:

                "Originator Subsidiaries" means, collectively, (i) the divisions listed on Annex 2 hereto of IAS, (ii) Intermec, (iii) MM&E and
                (iv) such other divisions of IAS or other entities which are listed on Annex 2 as such annex may from time to time be amended by the written agreement of the parties hereto.

                (b) Section 1.1 of the Agreement is further amended by adding the following new definition:


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                "MM&E" means M M & E, Inc., a Nevada corporation.

                (c) The first sentence of Section 5.3 of the Agreement is hereby amended to read in its entirety as follows:

                "The Leverage Ratio shall at no time exceed 3.95 to 1.0."

                (d) Section 7.1 (l) of the Agreement is hereby amended to read in its entirety as follows:

                "(l) the Dilution Ratio averaged for any period of two (2) consecutive months exceeds 4.5%; or"

                (e) Section 7.1 (n) of the Agreement is hereby amended to read in its entirety as follows:

                "(n) the Delinquency Ratio averaged for any period of three (3) consecutive months exceeds 25%; or"

                (f) Annex 2 to the Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto.

            3. Representations and Warranties. To induce the Company and the Bank Investors to enter into this Amendment, each of the Transferor and the Parent hereby represents and warrants (each as to itself) as of the Effective Date (as hereinafter defined) that:

                (a) it has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and that it has taken all necessary action to authorize the same.

                (b) the making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                (c) The representations and warranties made by it contained in any Transaction Document are true and correct on and as of the date of this Amendment and after giving effect hereto.



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                (d) No Termination Event or Potential Termination Event has
occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect hereto.

            4. Conditions to Closing. On or prior to the date of execution hereof, the Agent shall have received original copies of this Amendment and each of the documents set forth in Exhibit B hereto, each in form and substance satisfactory to the Agent.

            5. Effective Date. The effective date of this Amendment (the "Effective Date") is June 18, 1999; provided, however that Sections 2(c), (d) and (e) of this Amendment shall be effective as of the date hereof.

            6. Reference to and Effect on the Transaction Documents. On and after the Effective Date (i) each reference in the Agreement to "This Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Transfer and Administration Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

            7. Agreement and all other Transaction Documents in Full Force and Effect. Except as specifically amended hereby, each Transaction Document and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender, any Bank Investor or the Agent under any Transaction Document, nor constitute a waiver of any provision of any Transaction Document.

            8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

            9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    ENTERPRISE FUNDING CORPORATION,
                                      as Company


                                    By: /s/ Andrew L. Stidd
                                        ----------------------------------------
                                        Title: President

                                    KCH FUNDING, L.L.C.,
                                        as Transferor


                                    By: /s/ Elmer C. Hull Jr.
                                        ----------------------------------------
                                        Title: Treasurer

                                    UNOVA, INC.,
                                      as Parent and as Servicer


                                    By: /s/ Elmer C. Hull Jr.
                                        ----------------------------------------
                                        Title: VP & Treasurer


                                    BANK OF AMERICA, N.A., as Agent
                                        and a Bank Investor


                                    By: : /s/ Robert R. Wood
                                        ----------------------------------------
                                        Title:  Vice President


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                                                                       EXHIBIT A

                                     Annex 2

                      Originator Subsidiaries and Divisions

A.      UNOVA Industrial Automation Systems, Inc.

        Divisions
        Lamb Technicon Machining Systems
        Lamb Technicon Body & Assembly Systems
        Cincinnati Machine

B.      Intermec Technologies Corporation

C.      M M & E, Inc.


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                                                                       EXHIBIT B

                              CONDITIONS PRECEDENT
                               TO AMENDMENT NO. 2



1.      Amendment No. 1 to the Receivables Purchase Agreement

2.      Amended Originator Receivables Purchase Agreement

3.      Certificate of Sale

4.      Subordinated Note

5.      Subservicer Letter Agreement

6.      Certificate of the Secretary of MME with the following items attached:

        -      Articles of Incorporation of MME

        -      Bylaws of MME

        -      Resolutions of the Board of Directors of MME

7. Articles of Incorporation of MME, certified by the Secretary of State of Nevada.

8. Certificate of good standing of MME from the Secretary of State of Nevada.

9. Certificate of qualification as a foreign corporation of MME in Michigan.

10.     Resolutions of the Transferor.

11.     Enforceability and no conflict opinion of counsel to MME.

12.     Opinion of in-house counsel to the Seller, the Transferor and MME.

13.     UCC-1 Financing Statements by MME in favor of UNOVA, Inc.

14.     Search Results for MME covering UCC liens, judgments and tax liens.